Exhibit 99.2

REQUEST FOR WAIVER

CAPITAL ONE FINANCIAL CORPORATION

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

To:	Treasurer
Capital One Financial Corporation
	1680 Capital One Drive	Telephone:	(703) 720-1000
	McLean, VA 22102	Fax Number:	(703) 720-1079

This form is to be used by Participants in the Capital One Financial Corporation Dividend Reinvestment and Stock Purchase Plan (the “Plan”) who are requesting authorization from Capital One Financial Corporation (the “Company”) to make optional cash investments under the Plan in excess of the permitted $10,000 monthly maximum.

A new form must be completed each time the Participant wishes to make an optional cash investment in excess of the $10,000 monthly maximum. The Company will not accept this form unless it is completed in its entirety.

The Participant submitting this form hereby certifies that (i) the information contained herein is true and correct as of the date of this form; (ii) the Participant has received a current copy of the Prospectus relating to the Plan; and (iii) the Participant will submit a copy of this Request for Waiver (approved by the Company) with payment for the approved optional cash investment amount to Computershare Trust Company, N.A., the Plan Administrator. If required, the Participant must also submit, at this time, an Enrollment Form to the Plan Administrator.

GOOD FUNDS ON ALL ACCEPTED REQUESTS FOR WAIVER MUST BE RECEIVED BY THE PLAN ADMINISTRATOR BEFORE THE CLOSE OF BUSINESS ON THE TRADING DAY PRIOR TO THE BEGINNING OF THE RELEVANT PRICING PERIOD IN ORDER FOR SUCH FUNDS TO BE INVESTED ON THE RELEVANT INVESTMENT DATE(S).

•	REQUEST FOR WAIVER-TO BE COMPLETED BY WAIVER APPLICANT

$
Aggregate Optional Cash Investment Requested	Print name as it appears on share certificate (or name of beneficial owner)

Pricing Period begins:
	Tax ID Number(s)		Date
Pricing Period ends:
Investment Dates will be (check one):
Address
☐ Each Trading Day during the Pricing Period (Purchase Price will be the average of the high and low sales prices on the NYSE on each Investment Date), OR
	City	State	Zip
☐ The last Trading Day of the Pricing Period (Purchase Price will be the average daily high and low sales prices on the NYSE for each Trading Day during the Pricing Period).
	Phone		Fax

Participant’s Signature(s):		Date:

Manner of Payment: Check               Wire

(1)	Payment by other than Wire or Check requires approval of Capital One Financial Corporation

•	ACCEPTANCE SECTION-TO BE COMPLETED BY CAPITAL ONE FINANCIAL CORPORATION

$
Aggregate Optional Cash Investment Approved	Approved By (Signature)

Form of Payment Approved	Name	Title

$
Applicable Threshold Price	Applicable Waiver Discount